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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2005

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20630

(Commission File Number)

13-3391527

(IRS Employer Identification Number)

4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada 89147

(Address of principal executive offices)

Registrant's telephone number, including area code: (702) 221-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Principal Officers

Full House Resorts, Inc. (OTCBB: FHRI) announced that Greg Violette has been promoted to Chief Operating Officer and James D. Meier has been promoted to Chief Financial Officer effective immediately.

Greg Violette has been Chief Financial Officer of the Company since March, 2004. Prior to joining Full House Resorts, Mr. Violette was an independent consultant assisting Fort Cheyenne Casino in obtaining financing and served as acting general manager to the River Palms Casino. From 1997 to 2002, he was the Chief Financial Officer for Pacific Coast Gaming and Michel's Development Company (under common ownership) developing and managing casinos. He has opened and operated a number of Native American casinos as well as privately owned casinos in Colorado and Washington. Prior to his experience in the gaming field, Mr. Violette worked in the travel industry for a total of ten years holding management positions with the Hertz Corporation and Northwest Airlines.

James Meier has been the Controller of the Company since July, 2004. Previously, he served as Chief Financial Officer of Capital One, LLC, a gaming development and financing company. From 2001 to 2003, he was the Controller / Chief Financial Officer of Phoenix Leisure Corporation and prior to that, was the Financial Reporting Manager for Ameristar Casinos, Inc. since 2000. Mr. Meier's financial and accounting experience also includes positions as a controller of a Las Vegas hotel and casino and an auditor with a public accounting firm. Mr. Meier is a Certified Public Accountant and a Certified Management Accountant with a Master's Degree in Hotel Administration from University of Nevada, Las Vegas. He received his Bachelor of Science degree in Business Administration from Minnesota State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Full House Resorts, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: January 20, 2005 By: _/s/ Andre Hilliou________

Andre Hilliou

Chief Executive Officer